Exhibit 10.34

Translated From Japanese

                            Confidentiality Agreement

This agreement for confidentiality is made and entered into between Customer Relation Telemarketing KK (hereinafter referred to as A) and IA Partners KK (hereinafter referred to as B) under all of the deals including information exchange (hereinafter referred to as Deal).

Article 1:

As used herein, "Confidential Information" shall mean documents and graphs which are not disclosed to any third party, or any and all oral and written business, technical knowledge and information recorded in (including business plan and new product information) provide by either party to the other. In addition, floppy disks, CD-ROMs and other media shall be also included in the form of such documents.

But it will be except such information which

    1. At the time of disclosure hereunder can be shown by receiving it has already been in the public domain.

    2. After the time of disclosure can be shown by receiving party, it entered the public domain with no fault of the receiving party

    3. Can be shown by the receiving party to have been in its possession prior to disclosure to it by the other party.

Article 2:

    1. Receiving party shall not disclose or leak out Confidential Information to any third party except as approved in writing by the other party.

    2. Receiving party shall use Confidential Information only for purpose executing the deal. Receiving party shall never use it for any other purpose.

Article 3: Limits

Receiving party shall disclose its directors or employees who are engaged in negotiating the Deal, or who have a need to know, Confidential Information disclosed by Article 1 within needs.

Receiving party shall make directors and employees comply with the obligation under this agreement and are liable for their act.

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Article 4: Duplicate

Receiving party shall not make any duplicates or copy of documents or graphs written or recorded Confidential Information except as approved in writing by the other party more than need.

In addition, floppy disks, CD-ROMs and other media shall be also included in the form of such documents.

Article 5: Damages

In the event each party inflicts the other party damages, each party agrees to be liable for direct damages.

Article 6: Discussion

Each party shall try to keep trusting relationship. In the event any ambiguities arise in connection with the interpretation of any of the articles of the Agreement, or with any other provisions not stipulated in this Agreement, either party shall discuss and solve them in good faith.

Article 7: Jurisdiction

Tokyo summary courts or Tokyo districts courts are to have exclusive jurisdiction to settle any disputes which may arise out of this Agreement.

Article 8: Term and Termination

This Agreement shall be effective from the date entering into and continuing even after this Deal relationship is terminated.

Each party shall affix a seal and sign to 2 copies of the Agreement and holds one each.

2007/5/21

A: Customer Relation Tele Marketing KK
1-2-9 Sonezaki, Kita-ku, Osaka-city, Osaka-fu
Representative Director: /s/ Hiroshi Nishimoto

B: IA Partners KK
Nishishinjuku Showa Bldg 11F, 1-13-12 Nishishinjuku, Shinjuku-ku, Tokyo Representative Director: /s/ Hideki Anan

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